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                                                                   Exhibit 5.1

______, 1999


Tunes.com Inc.
640 North LaSalle Street
Suite 560
Chicago, Illinois 60610

     Re: REGISTRATION STATEMENT ON FORM S-1, NO. 333-80627

Ladies and Gentlemen:

We have acted as counsel to Tunes.com Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing of the Registration Statement on Form S-1, File No. 333-80627 with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration by the Corporation of shares (the "Shares") of its Common Stock (the "Common Stock"), par value $0.01 per share, described on the cover page of such Registration Statement. Such Registration Statement, as amended, including any registration statement relating thereto and filed pursuant to Rule 462(b) under the Securities Act, is herein referred to as the "Registration Statement."

We are of the opinion that the Shares to be offered and sold by the Corporation have been duly authorized and, when issued and sold by the Corporation in the manner described in the Registration Statement and in accordance with the resolutions adopted by the board of directors of the Corporation, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement and the prospectus included therein. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is rendered as of the date written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation or the Shares.

Very truly yours,


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FREEBORN & PETERS